Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

FOR IMMEDIATE RELEASE

May 24, 2007

Concentra Operating Corporation Announces Commencement of Exchange Offers in Connection with Planned Separation of its Two Principal Operating Segments

ADDISON, Texas, May 24, 2007 – Concentra Operating Corporation (“Concentra Operating”) today announced that its parent, Concentra Inc. (“Concentra” or the “Company”) has commenced offers to Eligible Holders (as described below) to exchange a combination of cash and $185 million in aggregate principal amount of a new series of 9 7/8% Senior Subordinated Notes due 2017 (“Viant Notes”) of Concentra Operating’s newly formed, wholly owned subsidiary, Viant Holdings, Inc. (“Viant”), for any and all of Concentra Operating’s $155 million in aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2012 (CUSIP 20589QAM1) and $180 million in aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2010 (CUSIP 20589QAE9) (together, the “Old Notes”). In conjunction with the exchange offers, Concentra is also soliciting consents to amend the indentures governing the Old Notes. Concentra will pay the applicable consent payment to each Eligible Holder of Old Notes only if the holder has delivered and not revoked a valid consent by the consent payment deadline. Consummation of the exchange offers is subject to a number of conditions, including the absence of certain adverse legal and market developments and the valid tender of at least $185 million aggregate principal amount of the Old Notes prior to the expiration of the exchange offers and the receipt of valid consents, not validly revoked, from the holders of a majority in principal amount of each series of Old Notes.

Concentra has entered into these exchange offers in connection with the anticipated separation of its two principal operating segments, Health Services and Network Services. Concentra’s Health Services segment, which includes its Auto Injury Solutions business, and its Network Services segment focus on significantly different aspects of the healthcare industry. The Company believes that the separation of these two business segments will provide each company with greater strategic focus and will accomplish other related business purposes.

Specifically, to complete the separation:

•	Concentra Operating formed Viant in April 2007 as a new wholly owned subsidiary.

•	Prior to the separation, Concentra Operating would merge with and into Concentra, with Concentra continuing as the surviving corporation.

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In order to finance a portion of the transactions contemplated in connection with the separation, Concentra would borrow approximately $485 million in senior secured indebtedness and would obtain a $75 million revolving credit facility and Viant would borrow approximately $275 million in senior secured indebtedness and would obtain a $50 million revolving credit facility.

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Concentra would contribute its Network Services business to Viant in exchange for additional shares of Viant common stock, $185 million in aggregate principal amount of Viant Notes and approximately $260 million in cash (subject to downward adjustment in the event that a pending acquisition is not consummated).

•	Concentra would retire its current senior secured indebtedness using the cash proceeds received from Viant and a portion of the cash proceeds borrowed under Concentra’s new senior credit facilities.

•	Concentra would pay a cash dividend to its stockholders of approximately $350 million.

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Concentra would distribute to its stockholders as a dividend all of the Viant common stock pro rata to complete the separation of its Network Services business from its Health Services and Auto Injury Solutions businesses.

•	Concentra would consummate the exchange offers and complete the related consent solicitation to amend the indentures governing Concentra Operating’s outstanding senior subordinated notes.

The Viant Notes will be Viant’s general unsecured obligations and will be subordinated to all existing and future senior debt of Viant. Concentra’s new senior credit facilities will replace the Company’s existing revolver and term loan facilities.

The offerings are only made, and copies of the offering documents will only be made available to, holders of Old Notes that have certified certain matters to the Company, including their status either (i) as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933 or (ii) as a person who is not a “U.S. person” as defined in Rule 902 under the Securities Act of 1933 (“Eligible Holders”). An offering circular will be distributed to Eligible Holders and is available to Eligible Holders through the information agent, Global Bondholder Services Corporation, at 866-470-4200 or 212-430-3774.

The following provides a brief summary of key elements of the exchange offers:

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The exchange offers will expire at 12:00 midnight, New York City time, on June 21, 2007, unless extended or terminated. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on June 7, 2007, subject to extension.

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The Company is offering to exchange, for each $1,000 principal amount of Old Notes, a combination of cash and New Notes. The total exchange price will include a consent payment of $20.00 per $1,000 principal amount of Old Notes payable only to Eligible Holders of Old Notes that tender and do not validly withdraw their Old Notes at or before 5:00 p.m., New York City time, on June 7, 2007, subject to extension. Since the aggregate amount of New Notes will be limited to $185 million principal amount, if the aggregate principal amount of Old Notes validly tendered exceeds $185 million, the New Notes will be allocated among tendering holders on a pro rata basis and, in such event, the cash portion of the total consideration received by tendering holders will be increased accordingly.

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The total exchange price for the Old Notes will be determined in the manner described in the offering circular by reference to a fixed spread of 50 basis points over the yield to maturity of the reference treasury securities (as defined in the offering circular) as calculated by the dealer managers at 2:00 p.m., New York City time, on June 7, 2007.

—	The Viant Notes will mature on July 15, 2017 and will bear interest at an annual rate of 9 7/8%.

The Viant Notes have not been registered under the Securities Act or any state securities laws. Therefore, the Viant Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offers are being made only pursuant to an offering circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in nationwide employment and injury rate trends; operational, financing and strategic risks related to the Company’s capital structure, acquisitions and growth strategy; the adverse effects of litigation judgments or settlements; interruption in its data processing capabilities; the potential adverse impact of governmental regulation on the Company’s operations; competitive pressures; adverse changes in market pricing, demand and other conditions relating to the Company’s services; possible fluctuations in quarterly and annual operations; and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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